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                                                                     EXHIBIT 5.1

                         SHAPO, FREEDMAN & BLOOM, P.A.
                          FIRST UNION FINANCIAL CENTER
                                   SUITE 4750
                          200 SOUTH BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33131
                                ---------------

                                 (305)358-4440
LEONARD H. BLOOM                                                   FACSIMILE NO.
                                                                   (305)358-0521


                               February 11, 1998


The Havana Republic, Inc.
1360 Weston Road
Weston, Florida 33326

Re:  The Havana Republic, Inc. (the "Company") Registration Statement on Form
     SB-2

     (the "Registration Statement") Covering the Proposed Offering of an Aggregate of 7,466,744

     Shares of Common Stock, No Par Value by Certain Selling Security Holders

Gentlemen:

     We have acted as counsel for the Company in connection with the preparation of the Registration Statement relating to the proposed offering of the Common Stock by certain selling security holders.

     As such, we are familiar with the Registration Statement relating to the offering and the preliminary prospectus included therein (the "Prospectus"). We have examined a copy of the Certificate of Incorporation (as amended) and By-Laws of the Company (as amended) and such other documents and corporate records as we deem necessary or appropriate for the purpose of this opinion.

     On the basis of the foregoing, we are of the opinion that:

        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida and has authorized and issued capital stock as set forth in the Prospectus.

        (ii) All of the Common Stock to be sold by the Selling Security Holders in the offering have been duly and validly authorized and are fully paid and nonassessable.
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The Havana Republic, Inc.
February 11, 1998
Page 2

     The undersigned consents to being named in the above referenced Registration Statement as counsel for the Company and in the Prospectus as acting for such Company as to legal matters in connection with the sale of the Common Stock covered by the Registration Statement and further consents to the filing of this opinion as an exhibit to the Registration Statement.

                                          SHAPO, FREEDMAN & BLOOM, P.A.

                                          By: /s/ LEONARD H. BLOOM
                                            ------------------------------------
                                            Leonard H. Bloom

LHB:ssc